Exhibit 99.1

Matria Healthcare Reports 51% Growth in EPS to $1.06 for 2005 Before Reclassification and One-Time Items

          MARIETTA, Ga., Feb. 23 /PRNewswire-FirstCall/ -- Matria Healthcare, Inc. (Nasdaq: MATR) today announced financial results for the fourth quarter and year ended December 31, 2005.

          On January 6, 2006, the Company announced the strategic decision to divest Facet Technologies and its foreign diabetes service operations in Germany.  In accordance with Generally Accepted Accounting Principles (GAAP), because these operations are assets held for sale, their results of operations are reclassified from continuing operations to discontinued operations for all periods presented (“Reclassification”), even though the businesses continue to operate.  To facilitate comparison of 2005 actual results of operations to 2004 results and to 2005 estimates, this release presents financial information before Reclassification as well as after Reclassification. After Reclassification, Matria’s continuing operations include the Health Enhancement Division comprised of its disease management and wellness operations, and the Company’s Women’s and Children’s Health Division.

          As part of this strategy, on January 19, 2006, Matria completed the acquisition of CorSolutions Medical, Inc.  The results from CorSolutions’ operations will be included in the Company’s continuing operations effective January 1, 2006.

          2005 FULL YEAR RESULTS
          Before Reclassification, revenues for the year ended December 31, 2005, increased 13% to $331.5 million, compared with $294.4 million in 2004, and earnings from continuing operations for the year ended December 31, 2005, increased by 90% to $21.8 million, or $1.06 per diluted common share, compared with 2004 earnings from continuing operations of $11.5 million, or $0.70 per diluted common share, excluding the 2004 one-time items described below.

          After Reclassification, full year 2005 revenues from continuing operations increased by 24% to $179.2 million, compared with $145.1 million in 2004, and earnings from continuing operations for the year ended December 31, 2005, were $4.0 million, or $0.20 per diluted common share, compared with a 2004 loss from continuing operations of $5.4 million, or $0.35 per diluted common share, excluding one-time items as described below.

          For the full year 2005, revenues for the disease management and wellness operations increased by 48% to $77.4 million, compared with $52.3 million in 2004.  Full year 2005 revenues for Women’s and Children’s Health increased by 10% to $101.8 million, compared to $92.8 million in 2004.

          Parker H. Petit, Chairman and CEO, stated, “During 2005, we discussed our intention to focus only on our health enhancement businesses.  With the acquisition of CorSolutions and planned divestitures of Facet Technologies and our diabetes service operations in Germany, we are delivering on our strategic vision.  Relative to our 2005 performance, we are very pleased with the 51% growth in our EPS to $1.06, which was in line with our guidance.  Also, our first quarter of 2006 EPS guidance provided later in this release is a good start on reaching our 2006 forecast released on January 6, 2006.  As we focus on 2006, we are looking forward to our new leadership role in the emerging disease management and wellness sector of healthcare.”

          Petit continued, “With this acquisition completed and our divestiture strategy in place, Matria is now a disease management, wellness and productivity enhancement company.  We will focus exclusively on this sector of the healthcare market, which we call health enhancement.  As such, our results from continuing operations will now be reflective of a “pure play” business in that market.  As a result of this total focus, Matria expects increased growth rates in our revenues and significant improvement in our operating profit margin.  In addition, we believe that our two businesses held for sale will be divested in the near future.”

          In 2004, the Company realized certain one-time gains reflected in discontinued operations, primarily consisting of a gain of $51.8 million, or $30.9 million, net of taxes, resulting from the 2004 sale of the Company’s former Pharmacy and Supplies business.  The 2004 continuing operations also included one-time charges of $23.8 million, or $14.7 million, net of taxes, resulting primarily from the retirement of $120 million in aggregate principal amount of the Company’s 11% Senior Notes.

          Commenting on the integration of Matria and CorSolutions, Richard M. Hassett, M.D., President and COO, said, “We are well underway with our integration efforts.  We have completed the definition of our organizational structure and selection of our leadership teams.  Our primary focus has and will continue to be on applying “best practices” from both organizations as we continue the integration process.”

          2005 FOURTH QUARTER RESULTS
          Before Reclassification, revenues for the fourth quarter of 2005 were $85.9 million, compared with $79.2 million in the fourth quarter of 2004. Earnings from continuing operations before Reclassification for the fourth quarter of 2005 increased by 43% to $6.0 million, or $0.28 per diluted common share, compared with $4.2 million, or $0.23 per diluted common share, in the 2004 fourth quarter.

          After Reclassification, revenues from continuing operations for the fourth quarter of 2005 increased 26% to $48.6 million, compared to $38.5 million in the fourth quarter of 2004, and earnings from continuing operations for the fourth quarter of 2005 increased to $1.5 million, or $0.07 per diluted common share, compared to a loss of $534,000, or $0.03 per diluted common share, in the 2004 fourth quarter.

          Revenues for the disease management and wellness operations increased 62% to $23.3 million in the fourth quarter of 2005, compared with $14.4 million in the fourth quarter of 2004.  Fourth quarter 2005 revenues for Women’s and Children’s Health grew by 5% to $25.3 million, compared with revenues of $24.1 million in the fourth quarter of 2004.

          As previously announced, Matria has taken additional charges in the fourth quarter of 2005 related to the Company’s divested Pharmacy and Supplies business.  These additional charges, totaling approximately $12 million, include the settlement of the previously disclosed qui tam claims and write- off of all remaining assets of this business.

          The Company also commented on the completion of its loan syndication to finance the CorSolutions acquisition.  “We are very pleased with the results of the loan syndication that was completed on February 2, 2006”, Stephen M. Mengert, Vice President and CFO commented.  “The level of commitment from the syndication exceeded our expectations and resulted in better terms than originally anticipated.  Matria retained its debt ratings, which indicates a high confidence level in our ability to perform even with much higher debt levels.”

          FIRST QUARTER GUIDANCE
          The Company announced its first quarter of 2006 guidance of revenue expectations to be between $80 million and $82 million, operating profit from continuing operations to range from $16 million to $17 million, EBITDA from continuing operations to be between $19 million and $20 million, and earnings per diluted common share from continuing operations to be in the range of $0.21 to $0.23.

          Petit added, “Our first quarter results will be significantly affected by the timing of the CorSolutions acquisition and other costs that will not carry forward in future quarters.  Our second quarter results should reflect an improved run rate.  In each quarter in 2006, we anticipate significant increases in revenues and even greater increases in earnings per share.”

          The Company’s 2006 first quarter guidance excludes expenses related to the FAS 123R requirements for share-based compensation.

          A listen-only simulcast and replay of Matria Healthcare’s fourth quarter and year end conference call will be available on-line at the Company’s website at www.matria.com or at www.fulldisclosure.com on February 23, 2006, beginning at 9:30 a.m. Eastern time.

          ABOUT MATRIA HEALTHCARE
          Matria Healthcare is a leading provider of comprehensive health enhancement programs to health plans and employers.  Matria manages major chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, chronic pain, depression, end-stage renal disease, and obesity; delivers programs that address wellness, healthy living, productivity improvement, and patient advocacy; and provides case management of acute and catastrophic conditions.  Headquartered in Marietta, Georgia, Matria has more than 40 offices in the United States and internationally.  More information about Matria can be found on line at http://www.matria.com.

          SAFE HARBOR STATEMENT
          This press release contains forward-looking statements.  Such statements include, but are not limited to, the Company’s financial expectations for the first quarter of 2006, the Company’s expectations for increased revenues and earnings growth in each quarter of 2006, the continued demand for the Company’s disease management and wellness services, the success of the Company’s integration of CorSolutions, the extent to which certain costs will not carry forward in future quarters, the rapid growth of the Company’s disease management business, and statements related to the potential sale of Facet Technologies and the Company’s German operations.  These statements are based on current information and belief and are not guarantees of future performance.  Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company’s inability to achieve its financial expectations for the first quarter of 2006, the possibility that continued demand for the Company’s disease management and wellness services will diminish or not continue to grow, failure of the Company’s disease management business to generate growth in revenues and earnings, failure to achieve the revenue expectations for the Company’s newly awarded business, delays or problems in implementation or management of new disease management contracts, failure to expand relationships with pharmaceutical companies or to generate revenues from any such alliances, difficulties in the integration of CorSolutions, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria’s business, the Company’s inability to grow profitably through acquisitions and the risk factors detailed from time to time in Matria’s periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria’s Annual Report on Form 10-K for the year ended December 31, 2004.  By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Statements of Operations
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2005	2004	2005	2004

Revenues	$48,580	$38,462	$179,231	$145,087
Cost of revenues	19,947	16,785	72,972	64,938
Selling and administrative expenses	25,326	21,369	94,656	79,309
Provision for doubtful accounts	872	733	3,493	2,412
Operating earnings (loss) from continuing operations	2,435	(425)	8,110	(1,572)
Interest income (expense), net	14	(1,056)	(1,589)	(9,629)
Other income, net	89	592	226	681
Loss on retirement of Senior Notes	—	—	—	(22,886)
Earnings (loss) from continuing operations before income taxes	2,538	(889)	6,747	(33,406)
Income taxes	(1,028)	355	(2,733)	13,329
Earnings (loss) from continuing operations	1,510	(534)	4,014	(20,077)
Discontinued Operations:
Earnings (loss) from discontinued operations net of tax	(2,864)	3,961	9,949	16,205
Gain (loss) on disposal of discontinued operations, net of tax	—	(1,861)	—	30,938
Earnings (loss) from discontinued operations	(2,864)	2,100	9,949	47,143
Net earnings (loss)	$(1,354)	$1,566	$13,963	$27,066
Net earnings (loss) per common share:
Basic
Continuing Operations	$0.07	$(0.03)	$0.21	$(1.29)
Discontinued Operations	(0.14)	0.13	0.53	3.03
	$(0.07)	$0.10	$0.74	$1.74
Diluted
Continuing Operations	$0.07	$(0.03)	$0.20	$(1.29)
Discontinued Operations	(0.13)	0.13	0.50	3.03
	$(0.06)	$0.10	$0.70	$1.74
Weighted average shares outstanding:
Basic	20,752	15,741	18,795	15,520
Diluted	21,769	15,741	19,874	15,520

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Balance Sheets
(Amounts in thousands)

	December 31, 2005	December 31, 2004

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$23,308	$39,140
Trade accounts receivable, net	33,996	26,716
Assets held for sale	132,455	131,503
Inventories	1,956	2,082
Prepaid expenses and other current assets	13,261	16,520
Total current assets	204,976	215,961
Property and equipment, net	26,430	20,047
Intangible assets, net	76,183	54,665
Deferred income taxes	10,666	11,704
Other assets	4,952	5,015
	$323,307	$307,392
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt and obligations under capital leases	$1,021	$865
Accounts payable, principally trade	10,702	9,467
Liabilities related to assets held for sale and other discontinued operations	31,042	24,640
Other accrued liabilities	20,617	21,692
Total current liabilities	63,382	56,664
Long-term debt and obligations under capital leases, excluding current installments	2,099	85,751
Other long-term liabilities	5,788	5,317
Total liabilities	71,269	147,732
Shareholders’ equity	251,938	159,660
	$323,307	$307,392

Matria Healthcare, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2005	2004	2005	2004

Reconciliation of Revenues As Reported to Revenues Before Reclassification

Revenues as reported	$48,580	$38,462	$179,231	$145,087
Add revenues of Facet Technologies and German operations	37,349	40,749	152,284	149,295
Revenues before Reclassification	$85,929	$79,211	$331,515	$294,382

Reconciliation of Earnings (Loss) from Continuing Operations As Reported to Earnings from Continuing Operations Excluding One-Time Items Before Reclassification

Earnings from continuing operations as reported	$1,510	$(534)	$4,014	$(20,077)
Add loss on retirement of Senior Notes, net of tax	—	—	—	14,144
Add additional interest due to timing of retirement of Senior Notes, net of tax	—	—	—	371
Add restructuring charges, net of tax	—	—	—	165
Earnings from continuing operations as adjusted	1,510	(534)	4,014	(5,397)
Add earnings from Facet Technologies and German operations, net of tax	4,495	4,689	17,739	16,863
Earnings from continuing operations excluding one-time items before Reclassification	$6,005	$4,155	$21,753	$11,466

Reconciliation of Diluted Earnings (Loss) Per Common Share from Continuing Operations As Reported to Diluted Earnings (Loss) Per Common Share from Continuing Operations Excluding One-Time Items Before Reclassification

Diluted earnings (loss) per common share as reported	$0.07	$(0.03)	$0.20	$(1.29)
Add one-time items	—	—	—	0.94
Diluted earnings (loss) per common share excluding one-time items	0.07	(0.03)	0.20	(0.35)
Add earnings from Facet Technologies and German operations, net of tax	0.21	0.26	0.86	1.05
Diluted earnings (loss) per common share excluding one-time Items before Reclassification	$0.28	$0.23	$1.06	$0.70

Matria Healthcare, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (Continued)
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2005	2004	2005	2004

Shares Used in Calculating Net Earnings Per Share As Adjusted Before Reclassification
Weighted average shares outstanding, basic	20,752	15,741	8,795	15,520
Shares issuable from assumed exercise of options	1,017	—	1,079	—
Weighted average shares outstanding, diluted as adjusted	21,769	15,741	19,874	15,520
Additional shares issuable from assumed exercise of options and conversion of convertible notes	—	5,315	1,755	2,943
Weighted average shares outstanding, diluted as adjusted before Reclassification	21,769	21,056	21,629	18,463

          Note: For diluted earnings per share for the three-month and twelve-month periods ended December 31, 2004, interest on the convertible notes of $710 and $1,385, respectively, has been added to earnings from continuing operations as adjusted before Reclassification.

Matria Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures for 2006 Outlook
(Amounts in millions, except per share amounts)

Reconciliation of Earnings from Continuing Operations to EBITDA from Continuing Operations Excluding Share-Based Compensation

	Low	High

Earnings from continuing operations	$3,360	$3,800
Share-based compensation	1,800	1,800
Income tax expense	2,600	2,900
Interest expense, net	6,540	6,540
Depreciation and amortization	4,700	4,700
EBITDA excluding share-based compensation expense	$19,000	$19,740

Reconciliation of Operating Profit from Continuing Operations to Operating Profit from Continuing Operations Excluding Share-Based Compensation

	Low	High

Operating profit from continuing operations	$14,200	$15,300
Share-based compensation	1,800	1,800
Operating profit from continuing operations excluding share-based compensation	$16,000	$17,100

Reconciliation of Earnings Per Diluted Share from Continuing Operations to Earnings Per Diluted Share from Continuing Operations Excluding Share-Based Compensation

	Low	High

Earnings per diluted share from continuing operations	$0.15	$0.17
Share-based compensation	0.06	0.06
Earnings per diluted share from continuing operations excluding share-based compensation	$0.21	$0.23

          Contact:  Stephen M. Mengert
                         Chief Financial Officer
                         770/767-4500

SOURCE  Matria Healthcare, Inc.
          -0-                                                            02/23/2006
          /CONTACT:  Stephen M. Mengert, Chief Financial Officer of Matria Healthcare, Inc., +1-770-767-4500 /
          /Web site:  http://www.matria.com /
          (MATR)